Exhibit 3

*140301*
ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov	Filed in the office of	Document Number
20110213431-78
	/s/ Ross Miller	Filing Date and Time
	Ross Miller	03/22/2011 3:51 PM
Articles of Conversion	Secretary of State	Entity Number
(PURSUANT TO NRS 92A.205)	State of Nevada	E0162622011-6
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY
Articles of Conversion (Pursuant to NRS 92A.205)

1.	Name and jurisdiction of organization of constituent entity and resulting entity:

LUCKY BOY SILVER CROP.
Name of constituent entity

	WYOMING	CORPORATION
	Jurisdiction	Entity type*

and,

LUCKY BOY SILVER CORP.
Name of resulting entity

	NEVADA	CORPORATION
	Jurisdiction	Entity type *

2.	A Plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3.	Location of plan of conversion: (check one)

	☐	The entire plan of conversion is attached to these articles.

	☒	The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

	☐	The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Conversion Page 1 Revised: 10-16-09

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion
(PURSUANT TO NRS 92A.205)
Page 2

use black ink only - do not highlight	above space is for office use only

4.	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:

c/o:

5.	Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS
	92A.240)*	MARCH 14, 2011

6.	Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

LUCKY BOY SILVER CORP

Name of constituent entity

/s/ Ken Liebscher	PRESIDENT	3/11/11
Signature	Title	Date

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within the resulting entity’s articles.

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Conversion Page 2 Revised: 10-16-09

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

	Filed in the office of	Document Number 20110213432-89
	/s/ Ross Miller	Filing Date and Time 03/22/2011 3:51 PM
Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Ross Miller Secretary of State State of Nevada	Entity Number E0162622011-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Corporation:	LUCKY BOY SILVER CORP.
2. Registered Agent for Service of Process: (check only one box)	☐	Commercial Registered Agent;
Name
☒	Noncommercial Registered Agent (name and address below)	OR	☐	Office or Position with Entity (name and address below)
SOUTHWEST BUSINESS SERVICES, INC.
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

701 N. GREEN VALLEYPKWY # 200	HENDERSON	Nevada 89074
Street Address	City	Zip Code

701 N. GREEN VALLEY PKWY #200-258	HENDERSON	Nevada 89074
Mailing Address (if different from street address)	City	Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value:	500,000,000	Par value per share: $	0.001	Number of shares without par value:	0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than two directors/trustees)	1)	KEN LIEBSCHER
Name
7230 Indian Creek Ln., Ste 201	LAS VEGAS	NV	89149
Street Address	City	State	Zip Code
2)	Fortunato Villamagna
Name
10805 Bernine Dr	LAS VEGAS	NV	89141
Street Address	City	State	Zip Code

5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: ALL LEGAL PURPOSES
6. Name Address and Signature of Incorporator: (attach additional page if more than one incorporator)

KEN LIEBSCHER	/s/ Ken Liebscher
Name	Incorporator Signature
7230 Indian Creek Ln., Ste 201	LAS VEGAS	NV	89149
Address	City	State	Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. Southwest Business Services LLC Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity.	3/11/11 Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 74 Articles Revised 4-10-09

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **LUCKY BOY SILVER CORP.**, did on March 22, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 23, 2011.

ROSS MILLER
Secretary of State

Certified By: Richard Sifuentes
Certificate Number: C20110323-0076
You may verify this certificate online at **http://www.nvsos.gov/**